UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to the Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

COLLINS & AIKMAN FLOORCOVERINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22791	58-2151061
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

311 Smith Industrial Boulevard

Dalton, Georgia 30721

(Address of principal executive offices)

(706) 259-9711

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On December 4, 2006, Collins & Aikman Floorcoverings, Inc. (the “Company”) and its parent, Tandus Group, Inc., announced its intent to exit manufacturing in the United Kingdom. The Company is currently attempting to negotiate a sale of the manufacturing facility. If the Company is unable to sell the facility, it will likely cease production near the end of January 2007. The Company intends to maintain a sales presence in the United Kingdom, but has determined that supplying the European market from production in its United States or Asian manufacturing facilities provides greater economic feasibility.

Due to the uncertainty associated with the potential sale of the facility, the Company is unable at this time to make a determination as to any estimated costs expected to be incurred in connection with the closure.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit.

Exhibit No.	Description
99.1	Press release of Collins & Aikman Floorcoverings, Inc. dated December 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collins & Aikman Floorcoverings, Inc.

	By:	/s/ Leonard F. Ferro Leonard F. Ferro Vice President and Chief Financial Officer

Date: December 7, 2006